                               FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT

     FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment"), dated as of
September 21, 2005, by and among (a) The Restaurant Holding Corporation, a
Delaware corporation (the "Company"), (b) TRC Holding Corp., a Delaware
corporation (the "Purchaser"), and (c) BancBoston Ventures Inc. and Donald N.
Smith (the "Sellers' Representatives"), on behalf of and solely in their capacity as representatives of all of the Sellers (as defined in the Stock
Purchase Agreement as hereinafter defined).

     WHEREAS, the Purchaser, the Company, the Sellers and the Sellers'
Representatives are parties to a Stock Purchase Agreement, dated as of September
2, 2005 (the "Stock Purchase Agreement"); and

     WHEREAS, the Purchaser, the Company and the Sellers' Representatives, on
behalf of all of the Sellers in accordance with Section 10.14 of the Stock
Purchase Agreement, have agreed, subject to the terms and conditions set forth herein, to modify certain provisions of the Stock Purchase Agreement;

     NOW, THEREFORE, in consideration of the foregoing premise and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser, the Company and the Sellers' Representatives hereby agree as follows:

     Section 1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Stock Purchase
Agreement as amended hereby.

     Section 2. AMENDMENT TO SECTION 2.06(b) OF THE STOCK PURCHASE AGREEMENT.
The last sentence of Section 2.06(b) of the Stock Purchase Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "For purposes of determining the Working Capital as of the Closing, the inventory of Foxtail Foods shall be determined by a physical inventory taken by the Company at each facility of Foxtail Foods on Friday, September
     16, 2005 and Saturday, September 17, 2005 (with such determination rolled forward to the Closing Date in a commercially reasonable manner). Purchaser and its representatives shall have the right to observe such physical inventory."

     Section 3. AMENDMENT TO SECTION 2.07(c)(i) OF THE STOCK PURCHASE AGREEMENT.
Section 2.07(c)(i) of the Stock Purchase Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "(i) if the Sellers are entitled to receive all of the Earn Out Escrow
     Amount, the Escrow Agent shall distribute (A) if approved by the shareholders of the Company in a vote satisfying the requirements of
     Section 280G of the Code, $960,000 to the Company to be used to satisfy obligations of the Company to participants under the SERP and (B)
     $4,040,000 ($5,000,000, if no amount is used as described in (A)) to the
     Sellers in accordance with their respective Proportionate Shares;"

                                       -2-

     Section 4. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective upon the execution and delivery of this Amendment by the Purchaser, the Company and the Sellers' Representatives.

     Section 5. MISCELLANEOUS. Except as expressly set forth in this Amendment, all of the terms and provisions of the Stock Purchase Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. The validity and construction of this
Amendment shall for all purposes be governed by the internal laws (and not the choice-of-law rules) of the State of Delaware.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this First Amendment to Stock Purchase Agreement to be duly executed and delivered as of the date and year first above written.

                                        COMPANY:

                                        THE RESTAURANT HOLDING CORPORATION

                                        By: /s/ Donald N. Smith
                                            ------------------------------------
                                        Name:
                                        Title:

                                        PURCHASER:

                                        TRC HOLDING CORP.

                                        By: /s/ [Illegible]
                                            ------------------------------------
                                        Name:
                                        Title:

                                        SELLERS' REPRESENTATIVES:

                                        BANCBOSTON VENTURES INC.,
                                        as a Sellers' Representative

                                        By: /s/ Timothy N. Sheeky
                                            ------------------------------------
                                            Name: Timothy N. Sheeky
                                            Title: Vice President

                                        /s/ Donald N. Smith
                                        ----------------------------------------
                                        Donald N. Smith, as a Sellers'
                                        Representative